Exhibit 10.1

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made and entered into as of August 7, 2015 by Authentidate Holding Corp., a Delaware corporation (the “Company”) and MKA 79, LLC (the “Secured Party”). This Agreement is being executed and delivered by the Company and the Secured Party in connection with the Company’s issuance to the Secured Party of that certain Senior Secured Promissory Note, dated as of the date first set forth above (the “Secured Note”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Secured Note.

W I T N E S S E T H:

WHEREAS, the Secured Party has purchased from the Company, and the Company issued to the Secured Party, the Secured Note; and

WHEREAS, in order to induce the Secured Party to extend the loans evidenced by the Secured Note, the Company has agreed to execute and deliver to the Secured Party this Agreement and to grant the security interests described herein to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Secured Note.

NOW, THEREFORE, in consideration of the foregoing, the covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Secured Party and the Company hereby agree as follows.

SECTION I

DEFINITIONS

Section 1.1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as “account”, “chattel paper”, “commercial tort claim”, “deposit account”, “document”, “equipment”, “fixtures”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit rights”, “proceeds” and “supporting obligations”) shall have the respective meanings given such terms in Article 9 of the UCC.

(a) “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

(b) “Collateral” means the collateral in which the Secured Party are granted a security interest by this Agreement and which consists of the following personal property of the Company, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith: all assets of the Company, including without limitation all of the Company’s rights, title and interests in and to all of the following, whether now or hereafter existing or acquired by the Company: (i) accounts; (ii) as-extracted collateral; (iii) chattel paper; (iv) deposit accounts; (v) documents; (vi) equipment; (vii) farm products; (viii) fixtures; (ix) general intangibles; (x) inventory; (xi) instruments; (xii) investment property; (xiii) letter-of-credit rights; (xiv) other goods; (xv) supporting obligations; (xvi) commercial tort claims; and (xvii) all proceeds and products of all of the foregoing, including without limitation whatever is received when any of the foregoing Collateral is sold, exchanged, leased, licensed, collected or otherwise disposed of and includes all distributions on account thereof, rights and claims arising therefrom, except for any assets that are part of the “Collateral” as defined under that certain Security Agreement dated as of May 29, 2015 among the Company and the secured parties named therein. Notwithstanding the foregoing, none of the following items will be included in the Collateral: (a) assets if the granting of a security interest in such asset would (I) be prohibited by applicable law (but proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC, shall not be deemed excluded from the Collateral regardless of such prohibition), or (II) be prohibited by contract (except to the extent such prohibition is overridden by UCC Section 9-408) (but proceeds and receivables thereof shall not be deemed excluded from the Collateral regardless of such prohibition); (b) any property and assets, the pledge of which would require approval, license or authorization of any governmental body, unless and until such consent, approval, license or authorization shall have been obtained or waived provided that the Company has used commercially reasonable efforts to obtain or waive such consent, approval, license or authorization; (c) assets in circumstances where the Secured Party reasonably determines that the cost, burden or consequences (including adverse tax consequences) of obtaining or perfecting a security interest in such assets is excessive in relation to the practical benefit afforded thereby; provided, however, that to the extent permitted by applicable law, this Agreement shall create a valid security interest in such asset and, to the extent permitted by applicable law, this Agreement shall create a valid security interest in the proceeds of such asset.

(c) “General Intangibles” means general intangibles (as that term is defined in the UCC), and, in any event, includes payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill (including the goodwill associated with any Trademark), Patents, Trademarks, Copyrights, URLs and domain names, industrial designs and other Intellectual Property or rights therein or applications therefor, whether under license or otherwise, programs, programming materials, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the UCC, and any other personal property of the Company, other than those assets which are excluded from the definition of the term “General Intangibles” pursuant to the UCC.

(d) “Indebtedness” means (x) any liabilities for borrowed money or amounts (other than trade accounts payable, accrued expenses or deferred revenue incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments due under leases required to be capitalized in accordance with GAAP; provided, further, however, that in no event shall the term Indebtedness include the capital stock surplus, retained earnings, minority interests in the common stock of subsidiaries, operating lease obligations, reserves for deferred income taxes and investment credits, other deferred credits or reserves.

(e) “Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, (ii) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, and all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, (iii) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos, domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common law rights related thereto, (iv) all trade secrets arising under the laws of the United States, any other country or any political subdivision thereof, (v) all rights to obtain any reissues, renewals or extensions of the foregoing, (vi) all licenses for any of the foregoing, and (vii) all causes of action for infringement of the foregoing.

(f) “Liens” means any lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction, other than restrictions imposed by securities laws.

(g) “Majority in Interest” shall mean the holders of fifty-one percent (51%) or more of the then outstanding principal amount of all then outstanding Secured Notes at the time of such determination.

(h) “Material Adverse Effect” means an event or occurrence that has a material adverse effect on (i) the legality, validity or enforceability of the Note or this Security Agreement; (ii) the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) the Company’s ability to perform in any material respect on a timely basis its obligations under the Note or this Security Agreement.

(i) “Obligations” means all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing to, of the Company to the Secured Party, including, without limitation, all obligations under this Agreement and the Secured Note, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any of the Secured Party as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of, and interest on the Secured Note and the loans extended pursuant thereto; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Company from time to time under or in connection with this Agreement or the Secured Note; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

(j) “Permitted Indebtedness” means (a) Indebtedness secured by Permitted Liens, including without limitation Indebtedness incurred in connection with arrangements contemplated by clause (h) of the definition of the term “Permitted Liens”; (b) Indebtedness to trade creditors or for professional services incurred in the ordinary course of business; (c) all capital lease obligations and other obligations or liabilities created or arising under any conditional sale or other title retention agreement with respect to property used or acquired by the subject Person, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property and the present value of lease payments due under synthetic leases; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such

Person in the ordinary course of the business of such Person; (e) purchase money financing and equipment financing facilities covering existing and newly-acquired property, plant or equipment; (f) Indebtedness of any amount outstanding immediately prior to the execution of this Agreement; (g) Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by the Secured Note, which Indebtedness does not provide at any time for the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until after the maturity date of the Secured Note; (h) Indebtedness incurred by the Company that is unsecured; (i) a maximum of $2,100,000 of additional senior secured debentures that the Company may hereafter issue pursuant to the terms and conditions of that certain Securities Purchase Agreement dated as of May 29, 2015 among the Company and the purchasers executing such agreement; and (j) extensions, refinancings and renewals of any items of Permitted Indebtedness described above (including the issuance of new debt or convertible debt securities in exchange for the cancellation of existing debt securities in an Alternative Transaction), provided that the principal amount is not increased or, other than with respect to debt or convertible debt securities issued by the Company in an Alternative Transaction, the terms modified to impose more burdensome terms upon the Company or its Subsidiaries, as the case may be. As used herein, an “Alternative Transaction” is a transaction between the Company and the holder of any Prior Notes pursuant to which such Prior Notes are surrendered and exchanged for other equity and/or debt securities of the Company on such terms as may be agreed upon by the Company. Permitted Indebtedness shall include, without limitation, (i) the principal amount of such Indebtedness, (ii) unpaid accrued interest thereon, and (iii) all other obligations of the Company arising out of the Permitted Indebtedness now existing or hereafter arising, together with all costs of collecting such obligations (including attorneys’ fees), including, without limitation, all interest accruing after the commencement by or against the Company of any bankruptcy, reorganization or similar proceeding.

(k) “Permitted Liens” means: (a) Liens for taxes not yet due or delinquent or being contested in good faith and by appropriate proceedings, for which adequate reserves have been established; (b) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers’, warehousemen’s, materialmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings; (c) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, performance and return of money bonds and other similar obligations, incurred in the ordinary course of business, whether pursuant to statutory requirements, common law or consensual arrangements; (d) Liens in favor of the Secured Party; (e) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods; (f) Liens which constitute rights of setoff of a customary nature or banker’s liens, whether arising by law or by contract; (g) leases or subleases and licenses or sublicenses granted in the ordinary course of Company’s business; (h) Liens in the ordinary course of business (A) upon or in any equipment acquired or held by the Company (or any of its Subsidiaries) to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment; (i) Liens in existence prior to the execution of this Agreement; (j) Liens that are expressly subordinated to the Liens granted pursuant to the Security Agreement; and (k) Liens incurred in connection with the extension, renewal or refinancing of the Permitted Indebtedness secured by Liens of the type described above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase.

(l) “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(m) “Prior Notes” means instruments evidencing Indebtedness issued by the Company prior to the date of this Agreement, as such instruments may be amended to date, and any deferrals, renewals or extensions thereof, and any notes or other instruments or evidences of Indebtedness issued in respect of or in exchange thereof.

(n) “Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

(o) “UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of New York and or any other applicable law of any state or states which has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time.

SECTION II

COLLATERAL; OBLIGATION SECURED

Section 2.1. Grant and Description. In order to secure the full and complete payment and performance of the Obligations when due, the Company hereby grants to the Secured Party, subject to the Permitted Liens, a first priority security interest in all of the Company’s rights, titles, and interests in and to the Collateral (the “Security Interest”) and subject to the Permitted Liens, pledges, collaterally transfers, and assigns the Collateral to the Secured Party, all upon and subject to the terms and conditions of this Security Agreement. If the grant, pledge, or collateral transfer or assignment of any specific item of the Collateral is expressly prohibited by any contract or by law, then the Security Interest created hereby nonetheless remains effective to the extent allowed by such contract, the UCC or other applicable laws, but is otherwise limited by that prohibition. The Security Interest granted herein shall terminate in accordance with Section 7.1 hereof.

Section 2.2. Financing Statements; Further Assurances.

(a) The Secured Party shall be named as the sole secured party on any and all financing statements and security agreements filed pursuant to this Security Agreement and is authorized to file any and all terminations of such financing statements at such time or times as it determines is appropriate pursuant to the Security Agreement.

(b) As soon as practicable following the execution and delivery of this Agreement and upon the authorization of the Secured Party, the Company shall:

(i) file with the State of Delaware and any other offices that the Secured Party may reasonably request in writing an initial financing statement that (i) indicates the Collateral in a manner consistent with the definition of the term “Collateral” as contained in this Agreement, and (ii) contains any other information required by Article 9 of the UCC of the state or such jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the Company is an organization, the type of organization, and any organization identification number issued to the Company;

(ii) if necessary to perfect the Security Interest granted in the Collateral hereunder, file with the U.S. Patent and Trademark Office, such financing statements and/or patent security agreements in the form necessary to record the Liens granted hereunder on the Company’s patents and patent applications; and

(iii) upon the reasonable request of the Secured Party, file such additional financing statements and other documents, including amendments to the financing statements, in order to maintain the Liens in the Collateral.

(c) Until the Obligations are paid and performed in full, the Company covenants and agrees that it will, at its own expense and upon the request of the Secured Party (or the Majority in Interest if there is more than one Secured Party), but in all cases subject to the rights of the grantees of the Permitted Liens: (i) after an Event of Default, file or cause to be filed such applications and take such other actions as the Secured Party (or the Majority in Interest if there is more than one Secured Party) may reasonably request to obtain the consent or approval of any governmental authority to the rights of the Secured Party hereunder, including, without limitation, the right to sell all the Collateral upon an Event of Default without additional consent or approval from such governmental authority; (ii) from time to time, either before or after an Event of Default, promptly execute and deliver to the Secured Party all such other assignments, certificates, supplemental documents, and financing statements, and do all other acts or things as the Secured Party (or the Majority in Interest if there is more than one Secured Party) may reasonably request in order to more fully create, evidence, perfect, continue, and preserve the priority of the Security Interest and to carry out the provisions of this Agreement; and (iii) either before or after an Event of Default, pay all filing fees in connection with any financing, continuation, or termination statement or other instrument with respect to the Security Interest.

Section 2.3. Priority. The Secured Party hereby covenants and agrees with the Company that the Company has granted and may subsequently grant, from time to time, Permitted Liens and that the security interest granted to the Secured Party in the Collateral hereunder is (i) subordinated to the respective Permitted Liens in the Collateral that was granted and remains outstanding immediately prior to the date hereof (the “Senior Permitted Liens”) or as contemplated in Section 2.1, above; (ii) senior to other Liens granted by the Company in the Collateral after the date hereof; and (iii) that as between all Secured Party, the Security Interest granted to each Secured Party under this Agreement is pari passu with the Security Interests of the other Secured Party. The priorities specified herein are applicable irrespective of the time, order or method of attachment or perfection of security interests or the time or order of filing of financing statements. The Secured Party agrees not to seek to challenge, to avoid, to subordinate or to contest or directly or indirectly to support any other Person in challenging, avoiding, subordinating or contesting in any judicial or other proceeding, including, without limitation, any proceeding involving the Company, the priority, validity, extent, perfection or enforceability of any Senior Permitted Liens in all or any part of the Collateral. The Secured Party further covenants and agrees that it shall not take any action that is in violation of, or inconsistent with, the provisions of this section.

SECTION III

COVENANTS

Section 3.1. Duties of the Company Regarding Collateral. At all times from and after the date hereof and until the Secured Note has been paid in full or this Agreement is sooner terminated, the Company agrees that it shall:

(a) Preserve the Collateral in good condition and order (ordinary wear and tear excepted) and not permit it to be abused or misused;

(b) Not allow any of the Collateral to be affixed to real estate, except for any property deemed to be fixtures;

(c) Maintain good and complete title to the Collateral subject only to Permitted Liens;

(d) Keep the Collateral free and clear at all times of all Liens other than Permitted Liens;

(e) Take or cause to be taken such acts and actions as shall be necessary or appropriate to assure that the Secured Party’s security interest in the Collateral (other than the Permitted Liens) not become subordinate to or on parity with the security interests, Liens or claims of any other Person;

(f) Except as permitted pursuant to this Agreement, refrain from selling, assigning or otherwise disposing of any of the Collateral or moving or removing any of the Collateral, without obtaining the prior written consent of the Secured Party (or the Majority in Interest if there is more than one Secured Party), or until all of the Obligations have been fully performed and paid in full; provided, however, that concurrently with any disposition permitted by this Section 3.1, (x) the security interest granted hereby shall automatically be released from the Collateral so disposed, and (y) the security interest shall continue in the Proceeds (as defined in the UCC) of such Collateral or any property purchased with such Proceeds; and provided further, that, the Secured Party shall execute and deliver, at the Company’s sole cost and expense, any releases or other documents reasonably requested by the Company, that are in form and substance reasonably acceptable to the executing party, confirming the release of the security interest in that portion of the Collateral that is the subject of a disposition permitted by this Section 3.1;

(g) Except in the ordinary course of business, the Company may not (i) transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral (except for non-exclusive licenses granted by the Company in its ordinary course of business and sales of inventory or obsolete capital equipment by the Company in its ordinary course of business) without the prior written consent of either the Secured Party (or the Majority in Interest if there is more than one Secured Party) or (ii) consign any of its inventory which constitutes any part of the Collateral, or sell any of its inventory which constitutes any part of the Collateral on bill and hold, sale or return, sale on approval, or other conditional terms of sale without the consent of the Secured Party, which shall not be unreasonably withheld;

(h) Promptly provide to the Secured Party such financial statements, reports, lists and schedules related to the Collateral and any other information relating to the Collateral as the Secured Party may reasonably request from time to time and execute any documents related thereto, including, but not limited to any Intellectual Property Security Agreement;

(i) Maintain, at the place where the Company is entitled to receive notices under the Secured Note, a current record of where all material Collateral is located, permit representatives of the Secured Party at any time, upon reasonable prior written notice during normal business hours to inspect and make abstracts from such records (provided, that so long as no Event of Default exists, the Secured Party shall conduct such inspections no more frequently than semi-annually);

(j) Within three (3) Business Days notify the Secured Party if any Event of Default (as hereinafter defined) occurs; and

(k) In accordance with prudent business practices, endeavor to collect or cause to be collected from each account debtor under its accounts, as and when due, any and all amounts owing under such accounts.

For purposes of clarity, nothing in this Agreement, including without limitation the restrictions set forth in Section 3.1(f) of this Agreement, shall be construed as restricting the Company and its Subsidiaries from (I) granting licenses or sublicenses to any of the Collateral which constitutes Intellectual Property; (II) from licensing, selling, leasing or renting, directly or indirectly, any inventory or other property sold or disposed of in the ordinary course of business and on ordinary business terms); (III) from engaging in joint ventures, strategic alliances or other similar arrangements for bona fide business purposes consistent with industry practices; (IV) from utilizing the cash generated from the Company’s business operations in accordance with the business judgment of management or the board of directors; or (V) from entering into transactions contemplated by the definition of Permitted Liens.

Section 3.2. Duties with Respect to Intellectual Property. At all times from and after the date hereof and until the Secured Note has been paid in full or this Agreement is sooner terminated, the Company agrees that it shall:

(a) Except to the extent that failure to act cannot reasonably be expected to have a Material Adverse Effect, take all commercially reasonable steps necessary to (x) maintain the validity and enforceability of any Collateral that constitutes Intellectual Property in full force and effect and (y) pursue the application, obtain the relevant registration and maintain the registration of each of its patents, trademarks and copyrights that is part of the Collateral, including, without limitation, by the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.

(b) Except to the extent that failure to act cannot reasonably be expected to have a Material Adverse Effect, not do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property that is part of the Collateral may lapse, be terminated, or become invalid or unenforceable or placed in the public domain (or in case of a trade secret, lose its competitive value).

(c) Except to the extent that failure to act cannot reasonably be expected to have a Material Adverse Effect, take all commercially reasonable steps to preserve and protect each item of its Intellectual Property that is part of the Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the trademarks, consistent with the quality of the products and services as of the date hereof, and taking all commercially reasonable steps necessary to ensure that all licensed users of any of the Trademarks abide by the applicable license’s terms with respect to the standards of quality.

Notwithstanding the foregoing provisions of this Section 3.2 or anything to the contrary elsewhere in this Security Agreement, nothing in this Security Agreement shall prevent the Company or its Subsidiaries from discontinuing the use or maintenance of any of its Intellectual Property, the enforcement of its license agreements or the pursuit of actions against infringers, if they determine in its reasonable business judgment that such discontinuance is desirable in the conduct of its business.

Section 3.3. Other Encumbrances. At all times after the date hereof and until such time as there are no Obligations due to the Secured Party or this Agreement is sooner terminated, the Company shall, subject to the rights of the holders of the Permitted Liens: (i) defend its title to, and the Secured Party’s interest in, the Collateral against all claims, (ii) take any action necessary to remove any encumbrances on the Collateral other than Permitted Liens, and (iii) defend the right, title and interest of the Secured Party in and to any of the Company’s rights in the Collateral.

Section 3.4. Change Name or Location. At all times after the date hereof and until such time as there are no Obligations due to the Secured Party or this Agreement is sooner terminated, the Company shall not, except upon 10 days’ prior written notice to the Secured Party, change its company name or conduct its business under any name other than that set forth herein or change its jurisdiction of organization or incorporation, chief executive office, place of business from the current location.

SECTION IV

REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to each Secured Party as follows:

Section 4.1. Title to Collateral. The Company is the owner of and has good and marketable title to, or has a valid and subsisting leasehold interest in, all of the Collateral.

Section 4.2. No Other Encumbrances. Other than the Permitted Liens, the Company has not granted, nor will it grant, a security interest in the Collateral to any other individual or entity, and to the actual knowledge of the Company, such Collateral is free and clear of any mortgage, pledge, lease, trust, bailment, lien, security interest, encumbrance, charge or other arrangement, other than the Permitted Liens.

Section 4.3. No Other Indebtedness. Other than Permitted Indebtedness, the Company has not incurred, created, assumed or guaranteed, nor will it incur, create, assume or guarantee any Indebtedness from any other individual or entity.

Section 4.4. Authority; Enforceability. The execution, delivery and performance of this Agreement by the Company does not: (i) violate any of the provisions of the Certificate of Incorporation or By-laws of the Company or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to the Company; or (ii) subject to the Secured Party’s performance of its respective obligations under any subordination agreements with respect to Permitted Liens or Permitted Indebtedness, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing the Company’s debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected. The Company has the authority and capacity to perform its obligations hereunder, and this Agreement is the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or general equitable principles, whether applied in law or equity.

Section 4.5. Company Name; Place of Business; Location of Collateral. The Company’s true and correct company name, all trade name(s) under which it conducts its business, its jurisdiction of organization or incorporation and each of its chief executive offices, its place(s) of business and the locations of the Collateral or records relating to the Collateral are set forth in Schedule I hereto. The Company’s place of business and chief executive office is where the Company is entitled to receive notices hereunder; the present and foreseeable location of the Company’s books and records concerning any of the Collateral that is accounts is as set forth on Schedule I hereto, and the location of all other Collateral, including, without limitation, the Company’s inventory and equipment is as set forth on Schedule I hereto.

Section 4.6. Perfection; Security Interest. This Agreement creates in favor of the Secured Party, a valid security interest in the Collateral, subject only to Permitted Liens securing the payment and performance of the Obligations. For Collateral in which the Security Interest may be perfected by the filing of financing statements, once those financing statements have been properly filed in the appropriate jurisdictions, the Security Interest in such Collateral will be fully perfected, subject only to Permitted Liens. Other than the financing statements and with respect to this Agreement, to the actual knowledge of the Company, there are no other financing statements or control agreements covering any Collateral, other than those evidencing Permitted Liens.

SECTION V

EVENTS OF DEFAULT

Section 5.1. Events of Default Defined. The occurrence of any of the following events prior to the termination or expiration of this Agreement shall constitute an event of default under this Agreement (each, an “Event of Default”):

(a) The failure of the Company to perform or comply in a material respect with any act, duty or obligation required to be performed under this Agreement if such failure is not remedied within ten (10) business days after the Company receives written notice of such failure from the Secured Party (or the Majority in Interest if there is more than one Secured Party) or thirty (30) days after the occurrence thereof;

(b) If any of the representations or warranties of the Company set forth in this Agreement shall prove to have been incorrect in any material respect when made, or becomes incorrect in any material respect and, if subject to cure, is not cured within ten (10) business days after the Company receives written notice thereof from the Secured Party (or the Majority in Interest if there is more than one Secured Party) or within thirty (30) days after the Company becomes aware, and immediately notifies the Secured Party, of any such incorrectness;

(c) If any material portion of the Collateral shall be damaged, destroyed or otherwise lost and such damage, destruction or loss is not covered by insurance; or

(d) If an “Event of Default” as defined in the Secured Note shall have occurred and is continuing.

Section 5.2. Rights and Remedies Upon Default. If an Event of Default exists and is continuing, the Secured Party shall, at its election (but subject to the remainder of this Agreement), exercise any and all rights available to a secured party under the UCC, in addition to any and all other rights afforded by the Secured Note and this Agreement, at law, in equity, or otherwise, including, without limitation, (a) requiring the Company to assemble all or part of the Collateral and make it available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to the Secured Party and the Company, (b) surrendering any policies of insurance on all or part of the Collateral and receiving and applying the unearned premiums as a credit on the Obligation, (c) applying by appropriate judicial proceedings for appointment of a receiver for all or part of the Collateral (and the Company hereby consents to any such appointment), (d) applying to the Obligation any cash held by the Secured Party under this Security Agreement, and (e) as legally permissible, selling, reselling, assigning and delivering or granting a license to use or otherwise dispose of the Collateral or any part thereof, in one or more parcels at public or private sale, at any of the Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Party may deem commercially reasonable.

Section 5.3. Notice. Reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to the Company, the holders of Permitted Liens, and to any other person or entity entitled to notice under the UCC. It is agreed that notice sent or given not less than ten calendar days prior to the taking of the action to which the notice relates is reasonable notification and notice for the purposes of this subparagraph.

Section 5.4. Application of Proceeds. The Secured Party shall apply the proceeds of any sale or other disposition of the Collateral hereunder in the following order: first, to the payment of all expenses incurred in retaking, holding, and preparing any of the Collateral for sale(s) or other disposition, in arranging for such sale(s) or other disposition, and in actually selling or disposing of the same (all of which are part of the Obligation); second, toward repayment of amounts expended by the Secured Party in so acting hereunder; and third, toward payment of the balance of the Obligations in the order and manner as the Secured Party determines in its sole discretion. Any surplus remaining shall be delivered to the Company or as a court of competent jurisdiction may direct. If the proceeds are insufficient to pay the Obligations in full, then the Company shall remain liable for any deficiency.

Section 5.5. Compliance with Other Laws; Certain Limitations. The Secured Party shall comply with any applicable state or federal laws in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. By virtue of its execution of this Agreement, the Secured Party shall be deemed irrevocably to agree that it shall not take any action to enforce any provisions of this Agreement against the Company, to exercise any remedy hereunder or to give any consents or approvals hereunder except as expressly provided in this Agreement or in the Secured Note. The Secured Party may exercise any of its rights or perform any of its obligations hereunder by or through its agents or employees.

SECTION VI

ADDITIONAL REMEDIES

Section 6.1. Additional Remedies. If an Event of Default exists and is continuing, the Company shall:

(a) Endorse any and all documents evidencing any Collateral (other than any Collateral if and to the extent subject to the Permitted Liens) in accordance with the instructions provided by the Secured Party, and notify any payor that said documents have been so endorsed and that all sums due and owing pursuant to them should be paid directly to such Secured Party, or as otherwise instructed by the Secured Party;

(b) Turn over to the Secured Party, or as otherwise instructed by the Secured Party, copies of all documents evidencing any right to collection of any sums due to the Company arising from or in connection with any of the Collateral;

(c) Take any action reasonably required by a Secured Party with reference to the Federal Assignment of Claims Act; and

(d) Keep all of its books, records, documents and instruments relating to the Collateral in such manner as the Secured Party may require.

SECTION VII

MISCELLANEOUS

Section 7.1. Termination and Release. This Agreement, and the Liens created by this Agreement shall automatically terminate in all respects upon the full and final payment by the Company of the Secured Note or the conversion of the Secured Note into shares of capital stock of the Company, in accordance with the terms of the Secured Note. Further, the Liens created by this Agreement on any of the Collateral shall be automatically released if the Company disposes of such Collateral pursuant to a transaction permitted by the Secured Note or otherwise consented to by the Secured Party (or the Majority in Interest if there is more than one Secured Party, (or the Majority in Interest if there is more than one Secured Party). In connection with any termination or release pursuant to this Section 7.1, the Secured Party (or the Majority in Interest if there is more than one Secured Party) shall promptly execute and deliver to the Company all documents that the Company shall reasonably request to evidence such termination or release.

Section 7.2. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided, that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

Section 7.3. Continuing Security Interest; Successors. This Agreement creates a continuing security interest in the Collateral and shall (i) remain in full force and effect until the Obligations are paid and performed in full or this Agreement is sooner terminated in accordance with Section 7.1; and (ii) inure to the benefit of and be enforceable by the Secured Party and their successors, transferees, and assigns. The Secured Party may assign its rights hereunder in connection with any private sale or transfer of its Secured Note in accordance with the terms of the Secured Note and applicable law, in which case the term “Secured Party” shall be deemed to refer to such transferee as though such transferee was an original signatory hereto.

Section 7.4. Governing Law; Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York. The Company hereby irrevocably submit to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waive, and agree not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

Section 7.5. Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 7.6. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the second (2nd) Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

Section 7.7. Entire Agreement; Amendments; Waivers. This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by Company and the Secured Party, or if there is more than one Secured Party, the Majority in Interest, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought. The Secured Party shall not, by any act, any failure to act or any delay in acting be deemed to have (i) waived any right or remedy under this Agreement, or (ii) acquiesced in any Event of Default or in any breach of any of the terms and conditions of this Agreement. No failure to exercise, nor any delay in exercising, any right, power or privilege of the Secured Party under this Agreement shall operate as a waiver of any such right, power or privilege. No single or partial exercise of any right, power or privilege under this Agreement shall preclude any other or further exercise of any other right, power or privilege. A waiver by a Secured Party of any right or remedy under this Agreement on any one occasion shall not be construed as a bar to any right or remedy that such Secured Party would otherwise have on any future occasion.

Section 7.8. Multiple Counterparts. This Agreement has been executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

Section 7.9. Cumulative Remedies. The rights and remedies provided in this Agreement are cumulative, may be exercised singly or concurrently, and are not exclusive of any other rights or remedies provided by law.

Section 7.10. Waivers. The Company acknowledges that the Obligations arose out of a commercial transaction and hereby knowingly waives any right to require the Secured Party to (i) proceed against any person or entity, (ii) proceed against any other collateral under any other agreement, (iii) pursue any other remedy available to the Secured Party, or (iv) make presentment, demand, dishonor, notice of dishonor, acceleration and/or notice of non-payment.

Section 7.11. Release. No transfer or renewal, extension, assignment or termination of this Agreement or of any instrument or document executed and delivered by the Company to the Secured Party, nor additional advances made by the Secured Party to the Company, nor the taking of further security, nor the retaking or re-delivery of the Collateral by the Secured Party nor any other act of the Secured Party shall release the Company from any Obligation, except a release or discharge executed in writing by the Secured Party or the Majority in Interest if there is more than one Secured Party, with respect to such Obligation or upon full payment and satisfaction of all Obligations and termination of the Secured Note. At such time the Obligations have been satisfied in full, the Secured Party or the Majority in Interest if there is more than one Secured Party, shall execute and deliver to the Company all assignments and other instruments as may be reasonably necessary or proper to terminate the Secured Party’s security interest in the Collateral, subject to any disposition of the Collateral that may have been made by or on behalf of the Secured Party pursuant to this Agreement. For the purpose of this Agreement, the Obligations shall be deemed to continue if the Company enters into any bankruptcy or similar proceeding at a time when any amount paid to the Secured Party could be ordered to be repaid as a preference or pursuant to a similar theory, and shall continue until it is finally determined that no such repayment can be ordered.

Section 7.12. Separate Counsel. Secured Party has engaged and consulted with its own attorney prior to the execution of this Agreement. The Secured Party understands, confirms and agrees that counsel to the Company is not acting as counsel to the Secured Party and the undersigned Secured Party has not relied upon any legal advice except as provided by its own attorney and counsel.

Remainder of page intentionally left blank. Signature pages follow.

IN WITNESS WHEREOF, the Company and the Secured Party have duly executed this Agreement as of the date first written above.

AUTHENTIDATE HOLDING CORP.

By:	/s/ Ian C. Bonnet
	Name:	Ian C. Bonnet
	Title:	Chief Executive Officer

Address for Notice:

Connell Corporate Center
300 Connell Drive, 5th Floor
Berkeley Heights, NJ 07922
Attn:	President

SIGNATURE PAGE TO SECURITY AGREEMENT

SIGNATURE PAGE TO SECURITY AGREEMENT

SECURED PARTY:

MKA 79, LLC

By:	/s/ J. David Luce
	Name:	[ ]
	Title:	[ ]

Address for Notices to Secured Party:

[ ]
[ ]
[ ]
[ ]

Schedule I

List of Collateral Locations, Executive Offices and

Jurisdiction of Organization or Incorporation of Obligors

Company Name:	Authentidate Holding Corp.

Executive Officers:	Ian C. Bonnet – President and Chief Executive Officer William A. Marshall – Chief Financial Officer and Treasurer

Jurisdiction of Incorporation:	Delaware

Subsidiaries of Company:	Authentidate, Inc.
300 Connell Drive, 5th Floor
Berkeley Heights, NJ 07922

Express MD Solutions, LLC
300 Connell Drive, 5th Floor
Berkeley Heights, NJ 07922

Trac Medical Solutions, Inc.
300 Connell Drive, 5th Floor
Berkeley Heights, NJ 07922

Location of Collateral and/or related records:	Authentidate Holding Corp.
300 Connell Drive, 5th Floor
Berkeley Heights, NJ 07922